UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

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Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 25, 2017, Applied Optoelectronics, Inc. (the “Company”) entered into an Early Termination Agreement (the “Termination Agreement”) with Chailease Finance Company, Ltd. (the “Bank”), pursuant to which the Purchase and Sale Contract and the Finance Lease Agreement executed on June 30, 2015 (collectively, the “Original Agreements”) were terminated effective on January 13, 2017. Under the terms of the Termination Agreement, the Company also agreed to pay the Bank 37,502,124 New Taiwan Dollars which includes all costs and expenses associated with the early termination, and the Bank agreed to transfer title to the Company of all property contemplated under the Original Agreements.

The foregoing description of the Termination Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Termination Agreement and is qualified in its entirety by reference to the full text of the Termination Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.02 of this Current Report on Form 8-K with respect to the Financing Agreements is incorporated by reference herein and made a part hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Translation of Early Termination Agreement, dated January 25, 2017, between Applied Optoelectronics, Inc. and Chailease Finance Company, Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By:	/s/ David C. Kuo
David C. Kuo General Counsel and Vice President

Date:  January 30, 2017

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